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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Amendment No. 1 to Registration Statement No. 333-36310 on Form S-1 of our report dated February 18, 2000, except as to Note 9 which is dated March 27, 2000, relating to the financial statements and financial statement schedules of Semiconductor Laser International Corporation which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



PRICEWATERHOUSECOOPERS LLP

Syracuse,  New York
June 23, 2000